    As filed with the Securities and Exchange Commission on November 5, 1999.

                                                      Registration No. 333-88339
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------


                        POST-EFFECTIVE AMENDMENT NUMBER 1
                                       ON
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                              ---------------------

                       WILLIAMS COMMUNICATIONS GROUP, INC.
               (Exact name of issuer as specified in its charter)

                              ---------------------

                          Delaware                                                          73-1462856
               (State or other jurisdiction of                                           (I.R.S. Employer
               incorporation or organization)                                           Identification No.)

                     One Williams Center                                                       74172
                       Tulsa, Oklahoma                                                      (Zip Code)
          (Address of principal executive offices)

                              ---------------------


               WILLIAMS COMMUNICATIONS GROUP, INC. 1999 STOCK PLAN
   And Interests in the following: WilTel Communications, LLC Investment Plan, Williams Ethanol Services, Inc. Savings/Retirement Plan for Hourly Employees,
 Williams Natural Gas Company Thrift Plan, Williams Pipe Line Company Investment Plan for Hourly Employees, The Williams Investment Plus Plan, and Mid-South PACE
                           Savings and Retirement Plan
                              (Full title of plan)


                              ---------------------

                                SHAWNA L. GEHRES
                       Williams Communications Group, Inc.
                               One Williams Center
                                 Tulsa, OK 74172
                                 (918) 573-2000
            (Name, address and telephone number of agent for service)

                              ---------------------

                         CALCULATION OF REGISTRATION FEE


                                                       Proposed              Proposed
                                                       Maximum               Maximum
    Title of                    Amount                 Offering              Aggregate          Amount of
 Securities to                  to be                  Price                 Offering          Registration
 be Registered*               Registered               Per Unit(1)           Price(1)              Fee
 --------------               ----------               -----------           ---------         ------------
Common Stock,
$0.01 par value)(2)(3)        36,000,000               $23.00                $828,000,000      $230,184(4)


                       [cover page continued on next page]

(1) Estimated based on the dollar price per share at which common stock was sold concurrently in connection with the Company's initial public offering of Common Stock, immediately prior to the initial filing of this Registration Statement on Form S-8.

(2) Shares of Common Stock are being issued under the Williams Communications Group, Inc. 1999 Stock Plan. Plan interests are being registered for WilTel Communications, LLC Investment Plan, Williams Ethanol Services, Inc. Savings/Retirement Plan for Hourly Employees, Williams Natural Gas Company Thrift Plan, Williams Pipe Line Company Investment Plan for Hourly Employees, The Williams Investment Plus Plan, and Mid-South PACE Savings and Retirement Plan, funds from which were used to purchase shares of Common Stock that were registered under Form S-1 (File No. 333-76007).


(3) This registration statement also pertains to Rights to purchase Series A Participating Preferred Stock of the registrant. Until the occurrence of certain prescribed events the Rights are not exercisable, are evidenced by the certificates for Common Stock and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held subject to adjustment pursuant to anti-dilution provisions.


(4) This registration fee was paid with the initial filing of this Registration Statement on Forms S-8 as filed with the Securities and Exchange Commission on October 1, 1999.



================================================================================
*In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interest to be offered or sold pursuant to the employee benefit plans described herein, other than the Williams Communications Group, Inc. 1999 Stock Plan

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents are hereby incorporated by reference and made a part of this Registration Statement:

        (a) The Company's Registration Statement on Form S-1 for an initial public offering of common stock on April 9, 1999 (Registration No. 333-76007) (the "Equity Registration Statement"), and all amendments thereto.

        (b) The Annual Report on Form 11-K for the WilTel Communications, LLC Investment Plan for the year ended December 31, 1998.

        (c) The Annual Report on Form 11-K for the Williams Ethanol Services, Inc. Savings/Retirement Plan for Hourly Employees for the year ended December 31, 1998.

        (d) The Annual Report on Form 11-K for the Williams Natural Gas Company Thrift Plan for the year ended December 31, 1998.

        (e) The Annual Report on Form 11-K for the Williams Pipe Line Company Investment Plan for Hourly Employees for the year ended December 31, 1998.


        (f) The Annual Report on Form 11-K for The Williams Investment Plus Plan for the year ended December 31, 1998.

        (g) The Annual Report on Form 11-K for Mid-South PACE Savings and Retirement Plan for the year ended December 31, 1998.

        (h)      The Company's Current Report on Form 8-K dated October 18,
                 1999.

        Immediately prior to the initial filing of this Registration Statement on Form S-8, the Company for the first time became subject to the Securities Exchange Act of 1934, and does not have an annual report to incorporate herein.


        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company is empowered by Section 145 of the General Corporation Law of Delaware, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The By-laws of the Company provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. In addition, the Company has entered into indemnity agreements with its directors and certain officers providing for, among other things, the indemnification of and the advancing of expenses to such individuals to the fullest extent permitted by law, and, to the extent insurance is maintained, for the continued coverage of such individuals.

        Policies of insurance are maintained by the Company under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.


 *4.1            Specimen certificate of common stock.

 *4.2            Specimen certificate of Class B common stock.

 *4.3            Form of certificate of designation of Series A Junior
                 Participating Preferred Stock.

*10.1            Form of Rights Agreement

*10.52           Williams Communications Group, Inc. 1999 Stock Plan

  5.1            Opinion of Shawna L. Gehres, Esq.

 23.1            Consent of Ernst & Young LLP.

 23.2            Consent of Arthur Andersen S/C.

   23.3(a)       Consent of Deloitte & Touche LLP.  - Tulsa, Oklahoma

   23.3(b)       Consent of Deloitte & Touche LLP. - Toronto, Ontario

   23.4 Consent of Shawna L. Gehres, Esq. (contained in opinion filed as Exhibit 5.1).

** 24.1          Power of Attorney.


---------------------

        * The exhibits have heretofore been filed with the Securities and Exchange Commission as part of the Registration Statement on Form S-1 for an initial public offering of common stock on April 9, 1999 (Registration No. 333-76007) (the "Equity Registration Statement"), and amendments thereto, and are incorporated herein by reference.


        ** The exhibit has heretofore been filed with the Securities and Exchange Commission as part of the initial filing of this Registration Statement on Form S-8 on October 1, 1999 (Registration No. 333-88339).



ITEM 9.  UNDERTAKINGS.

         (a) Rule 415 offering. Include the following if the securities are registered pursuant to Rule 415 under the Securities Act:

                 The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        Provided, however, That paragraphs (a)(1)(i) and
                        (a)(1)(ii) of this Section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on

Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tulsa and State of Oklahoma on the 5th day of November, 1999.


                                          WILLIAMS COMMUNICATIONS GROUP, INC.
                                                     (Registrant)


                                          By /s/ SHAWNA L. GEHRES
                                             -----------------------------------
                                                     (Shawna L. Gehres,
                                                      Attorney-in-fact)




        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 5, 1999:



           SIGNATURE                                   TITLE
           ---------                                   -----


--------------------------------
Roy E. Wilkens                              Director and Non-Executive Chairman
                                            of the Board


*
--------------------------------
Howard E. Janzen                            Director, President and Chief
                                            Executive Officer


*
--------------------------------
Scott E. Schubert                           Senior Vice President, Chief
                                            Financial Officer, Chief Accounting
                                            Officer and Assistant Secretary


*
--------------------------------
John C. Bumgarner, Jr.                      Director


*
--------------------------------
James R. Herbster                           Director


*
--------------------------------
Michael P. Johnson                          Director


*
--------------------------------
Steven J. Malcolm                           Director


*
--------------------------------
Jack D. McCarthy                            Director


*
--------------------------------
Brian E. O'Neill                            Director


--------------------------------
H. Brian Thompson                           Director


*By   /s/ SHAWNA L. GEHRES
     ----------------------------------------
       (Shawna L. Gehres, Attorney-in-Fact)



THE PLAN(S). Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 5, 1999.



                    SIGNATURE                                    TITLE
                    ---------                                    -----

Williams Communications Group, Inc. 1999 Stock Plan

By  /s/ MICHAEL P. JOHNSON
    -------------------------------------------
          Michael P. Johnson                              Senior Vice President


WilTel Communications, LLC Investment Plan

By  /s/ MICHAEL P. JOHNSON
    -------------------------------------------
          Michael P. Johnson                              Senior Vice President


Williams Ethanol Services, Inc. Savings/Retirement
Plan for Hourly Employees

By  /s/ MICHAEL P. JOHNSON
    -------------------------------------------
          Michael P. Johnson                              Senior Vice President


Williams Natural Gas Company Thrift Plan

By  /s/ MICHAEL P. JOHNSON
    -------------------------------------------
          Michael P. Johnson                              Senior Vice President

Williams Pipe Line Company Investment
Plan for Hourly Employees

By  /s/ MICHAEL P. JOHNSON
    -------------------------------------------
          Michael P. Johnson                              Senior Vice President


The Williams Investment Plus Plan

By  /s/ MICHAEL P. JOHNSON
    -------------------------------------------
          Michael P. Johnson                              Senior Vice President


Mid-South PACE Savings and Retirement Plan

By  /s/ MICHAEL P. JOHNSON
    -------------------------------------------
           Michael P. Johnson                             Senior Vice President

                                INDEX TO EXHIBITS


Exhibit
Number           Description
-------          -----------
  *4.1          Specimen certificate of common stock.

  *4.2          Specimen certificate of Class B common stock.

  *4.3          Form of certificate of designation of Series A Junior
                Participating Preferred Stock.

 *10.1          Form of Rights Agreement

 *10.52         Williams Communications Group, Inc. 1999 Stock Plan

   5.1          Opinion of Shawna L. Gehres, Esq.

  23.1          Consent of Ernst & Young LLP.

  23.2          Consent of Arthur Andersen S/C.

  23.3(a)       Consent of Deloitte & Touche LLP. - Tulsa, Oklahoma

  23.3(b)       Consent of Deloitte & Touche LLP. - Toronto, Ontario

  23.4 Consent of Shawna L. Gehres, Esq. (contained in opinion filed as Exhibit 5.1).

**24.1          Power of Attorney.


------------------------------

        * The exhibits have heretofore been filed with the Securities and Exchange Commission as part of the Registration Statement on Form S-1 for an initial public offering of common stock on April 9, 1999 (Registration No. 333-76007) (the "Equity Registration Statement"), and amendments thereto, and are incorporated herein by reference.


        ** The exhibit has heretofore been filed with the Securities and Exchange Commission as part of the initial filing of this Registration Statement on Form S-8 on October 1, 1999 (Registration No. 333-88339).